Exhibit 5.1

August 10, 2018

Attis Industries Inc.

12540 Broadwell Road, Suite 2104

Milton, GA 30004

RE:	Amendment No. 2 to the Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with Amendment No. 2 to the Registration Statement on Form S-3 (the “Registration Statement”), Registration No. 333-224511, being filed on August 10, 2018 by Attis Industries Inc., a New York corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the re-sale of 5,000,040 shares of Common Stock, par value $0.025 per share, of the Company to be issued upon the conversion of shares of Series F Preferred Stock (the “Series F Preferred Common Shares”) and  10,238,336 shares of Common Stock, par value $0.025 per share, of the Company to be issued upon the exercise of warrants (the “Warrant Shares”), each of such Series F Preferred Common Shares and Warrant Shares to be offered and sold from time to time by certain of the selling stockholders listed in the Registration Statement under the heading “Selling Stockholders.”

We are acting as counsel for the Company in connection with the Registration Statement. We have examined and relied upon resolutions of the Board of Directors of the Company as provided to us by the Company; the Certificate of Incorporation; and By-Laws of the Company, each as amended to date; and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Our opinions set forth below with respect to the validity of any security may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing. The opinions rendered herein are limited to the New York Statutes, including statutory and reported decisional law thereunder, and the federal laws of the United States.

Based upon and subject to the foregoing we are of the opinion that:

(1)	When the Series F Preferred Common Shares have been issued as contemplated by the terms of the Series F Preferred Stock pursuant to the Company’s Certificate of Incorporation, as amended, the Series F Preferred Common Shares will be validly issued, fully paid and nonassessable.

(2)	When the Warrant Shares have been issued and sold as contemplated by the warrant terms and the Company has received the consideration provided for by such warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP